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                                                                  Exhibit 10.4.2

                         [Merck & Co., Inc. Letterhead]

October 24, 1996

Mr. Murray Goldberg
Regeneron Pharmaceutical, Inc.
777 Old Saw Mill River road
Tarrytown, NY  10591

Dear Mr. Goldberg:

This shall serve as a memorandum of our agreement to amend Schedule A of the Manufacturing Agreement between Merck & Co., Inc. ("Merck") and Regeneron Pharmaceuticals, Inc. (Regeneron") dated September 18, 1995, so as to permit Merck to use Room [***], as depicted on the diagram annexed to Schedule A of the Manufacturing Agreement, in conjunction with Regeneron, for [***] purposes in support of the manufacture of Product pursuant to said agreement. Room [***] is indicated in red outline on the diagram attached hereto. Regeneron shall designate said area as a "[***] area" on the diagram attached to Schedule A of the Agreement.

In consideration for the [***] use of Room [***] for the term of the Agreement, Merck, within 60 days of the execution of this letter agreement by Regeneron , shall remit to Regeneron a one-time payment of [***].

If the foregoing is agreeable, would you please so indicate by signing, dating and returning to us the enclosed copy of this letter.

                                                 Very truly yours,

                                                 Merck & Co., Inc.

                                                 /s/John M. Pashko
                                                 -------------------------------
                                                 John M. Pashko
                                                 Date: 11/25/96

The foregoing is agreed to:

Regeneron  Pharmaceuticals, Inc.

/s/Murray Goldberg
------------------
Murray Goldberg
Date: 11/06/96